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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 23, 1997  (April 16,
                                                 --------------------------
                                                 1997)
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                           MARKWEST HYDROCARBON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
DELAWARE                                    1-11566               84-1352233
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)      Identification Number)
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             5613 DTC PARKWAY, SUITE 400, ENGLEWOOD, COLORADO 80111
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  303-290-8700
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ITEM 5.   OTHER EVENTS

On April 16, 1997, the Company issued the following press release:

ENGLEWOOD, COLORADO, April 16, 1997, (NASDAQ: MWHX) - MarkWest Hydrocarbon, Inc. announced today that Gerald A. Tywoniuk, has been hired for the position of Chief Financial Officer and Vice President of Finance. Mr. Tywoniuk has eleven years of progressive and varied experience, including Vice President and Controller since 1995, with Echo Bay Mines Ltd. and three years of public accounting.

Mr. Tywoniuk, a Chartered Accountant, graduated from the University of Alberta, Canada with a Bachelor of Commerce degree with majors in accounting and finance.

The Company's management believes that Mr. Tywoniuk's experience in accounting, analysis, public offerings, expansions and acquisitions will be a valuable asset to the Company.

MarkWest Hydrocarbon, Inc., based in Englewood, Colorado, provides natural gas processing and related services. This includes compression, gathering, treatment and natural gas liquids extraction services to natural gas producers and pipeline companies and fractionation of NGLs into marketable products for sale to third parties.

MarkWest also purchases, stores and markets natural gas and NGLs and has started strategic exploration for new natural gas sources for its processing services. Since its founding in 1988, it has grown substantially and is the largest processor of natural gas in Appalachia and has a new core area in Michigan.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MarkWest Hydrocarbon, Inc.
                                                 (Registrant)


                                 April 23, 1997  BY:  /s/ JOHN M. FOX
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                                                          John M. Fox
                                                          President and Chief
                                                          Executive Officer